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                                                             Exhibit 10(iii)(A)3

             LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN

                          Revised through July 15, 1998

                                    Preamble

                  Effective October 1, 1996, Lucent Technologies Inc. (the "Company") established the Lucent Technologies Inc. Officer Incentive Award Deferral Plan and the Lucent Technologies Inc. Deferred Compensation Plan for Non-Employee Directors, each of which was merged into the Lucent Technologies Inc. Deferred Compensation Plan (the "Plan") in July 1997. The Plan is intended to constitute an unfunded, deferred compensation plan maintained primarily for a select group of management or highly compensated employees and for members of the Board of Directors who are not employees of the Company. The purpose of the Plan is to provide a means by which eligible employees and non-employee Directors may defer the receipt of certain forms of compensation while at the same time giving the Company the present use of the compensation so deferred. The Plan is intended to be an employee pension benefit plan within the meaning of
      Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. Benefits under the Plan are paid directly by the Company out of its general assets when due. The Plan has been amended and restated as set forth herein effective as of July 15, 1998.


      DEFINITIONS.

            As used in the Plan, the following terms shall have the meanings set forth below:

            (a) "1996 Program" shall mean the Lucent Technologies Inc. 1996 Long Term Incentive Program.

            (b) "Account" shall mean, for each Participant, such Participant's Deferred Cash Equivalent Account and Deferred Share Equivalent Account.

            (c) "Administrator" shall mean the Senior Vice President Human Resources of the Company.

            (d) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the
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             LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            (e) "Beneficiary Election" shall mean a written instrument, in a form prescribed by the Administrator, relating to elections under Section 5.

            (f) "Board" shall mean the Board of Directors of the Company.

            (g) "Change in Control" shall mean the happening of any of the following events:

            (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this
                  Section 1(g); or

            (2) A change in the composition of the Board during any two year period such that the individuals who, as of the beginning of such two year period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two year period, whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual


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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


                  or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

            (3) The approval by the shareowners of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation



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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN



                  resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

            (4) The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

            (h) "Change in Control Election" shall mean a written instrument, in a form prescribed by the Administrator, relating to elections under Section 7.

            (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (j) "Committee" shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

            (k)   "Company" shall mean Lucent Technologies Inc.

            (l) "Deferral Election" shall mean a written election, in a form prescribed by the Administrator, to defer receipt of Incentive Awards, Retainer Payments or salary otherwise payable to a Participant.

            (m) "Deferred Cash Equivalent Account" shall mean a book-entry account in the name of a Participant maintained in the Company's records with entries denominated in dollars.

            (n) "Deferred Share Equivalent Account" shall mean a book-entry account in the name of a Participant maintained in the Company's records with entries denominated in Share equivalents.

            (o) "Director" shall mean any non-employee member of the Board.

            (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (q) "Eligible Member" shall mean an Officer, a Director, Other Participant or a participant in either Predecessor Plan or another person who is designated by the Administrator as an Eligible Member.

            (r) "Fiscal Year" shall mean the period commencing October 1 and ending on the next succeeding September 30, or such other period as the Company may from time to time adopt as its fiscal year.


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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (s) "Incentive Award" shall mean any award under the Short Term Plan, any other bonus payment, any performance awards, stock unit awards or other awards under the 1996 Program (other than options) and any dividend equivalent payment under the 1996 Program.

            (t) "NYSE" shall mean the New York Stock Exchange, Inc.

            (u) "Officer" shall mean any employee of the Company or any of its Affiliates holding a position evaluated or classified above the executive ("E-band") level or its equivalent, and identified in the Company's records as an officer of the Company (including an Officer who was a participant in any Predecessor Plan).

            (v) "Other Participant" shall mean any employee of the Company or any of its Affiliates (1) holding a position evaluated or classified at or above the "D-Band" level or its equivalent, and identified in the Company's records as affected by the limitations on covered compensation described in Section 401(a)(17) of the Code or the limitations on benefits described in Section 415 of the Code or who has an Account with a positive balance, or (2) holding a position evaluated or classified at or above the "E-Band" level or its equivalent, in either case, only if the Administrator determines that such group of employees shall be eligible to participate in the Plan.

            (w) "Participant" shall mean an Eligible Member who delivers a Deferral Election to the Company or who receives a Savings Plan Make-Up Credit. A person shall not cease being a Participant if the person ceases being an Eligible Member, if the person has an Account with a positive balance.

            (x) "Participating Company" shall mean the Company and any of its Affiliates.

            (y) "Payment Election" shall have the meaning set forth in Section 6(a).

            (z) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

            (aa) "Plan" shall mean this Lucent Technologies Inc. Deferred Compensation Plan.

            (bb) "Plan Year" shall mean each twelve (12) consecutive month period commencing January 1 and ending on December 31 of the same calendar year.

            (cc) "Potential Change in Control" shall mean:



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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (1) the commencement of a tender or exchange offer by any third person which, if consummated, would result in a Change in Control;

            (2) the execution of an agreement by the Company, the consummation of which would result in the occurrence of a Change in Control;

            (3) the public announcement by any person (including the Company) of an intention to take or to consider taking actions which if consummated would constitute a Change in Control other than through a contested election for directors of the Company; or

            (4) the adoption by the Board, as a result of other circumstances, including, without limitation, circumstances similar or related to the foregoing, of a resolution to the effect that a Potential Change in Control has occurred.

A Potential Change in Control shall be deemed to be pending until the earliest of (i) the second anniversary thereof, (ii) the occurrence of a Change in Control and (iii) the occurrence of a subsequent Potential Change in Control.

            (dd) "Predecessor Plans" shall mean the Lucent Technologies Inc. Officer Incentive Award Deferral Plan and the Lucent Technologies Inc. Deferred Compensation Plan for Non-Employee Directors.

            (ee) "Retainer Payments" shall mean any amounts payable to a Director for service as a Director.

            (ff) "Savings Plan" shall mean the Lucent Technologies Inc. Long Term Savings Plan for Management Employees.

            (gg) "Savings Plan Make-Up Credit" shall mean, for any Eligible Member and any Plan Year, an amount equal to the excess, if any, of the value of the contribution that would have been made by the Company for the applicable Plan Year on behalf of the Eligible Member under Section 4.4 of the Savings Plan or any similar provision under any similar plan of the Company, without regard to any limitation imposed by Sections 401(a)(17), 401(m)(2)(A) or 415 of the Code, over the contribution actually made to the Savings Plan pursuant to such
Section 4.4, or to such other plan pursuant to such similar provision, for the applicable Plan Year.

            (hh) "Shares" shall mean the shares of common stock, $.01 par value, of the Company.

            (ii) "Short Term Plan" shall mean the Lucent Technologies Inc. Short Term Incentive Plan.




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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN



      SECTION 2.       DEFERRAL ELECTIONS.

            (a) DELIVERY AND EFFECTIVENESS OF DEFERRAL ELECTIONS. A Participant may elect to defer receipt of Incentive Awards, Retainer Payments or salary otherwise payable to the Participant in future Fiscal Years by delivering a Deferral Election to the Participant's employing Participating Company not later than June 30 preceding the Fiscal Year in which the Deferral Election is to become effective or such other time as the Administrator shall determine. A Deferral Election shall become irrevocable for a Fiscal Year at the end of the last day of the preceding Fiscal Year or, if later, on the date made. A deferral election under a Predecessor Plan that has not been terminated shall be deemed a Deferral Election for purposes of the Plan. During the period that a Deferral Election is effective, the Participant shall not be entitled to receive currently payments covered by such Deferral Election. The Company shall instead make credits to the Participant's Account in accordance with Section 3.

            (b) CONTENTS OF DEFERRAL ELECTIONS. Each Deferral Election shall specify the types of compensation which shall be subject to such Deferral Election and the effective date of the Deferral Election and shall contain the Participant's Payment Election. A Deferral Election may also contain the date on which the Deferral Election is to terminate.

            (c) MODIFICATION AND RENEWAL OF DEFERRAL ELECTIONS. A Deferral Election shall remain effective until the Participant terminates or modifies such election by written notice to the Company. Any such termination or modification shall become effective immediately following the end of the Fiscal Year in which such notice is given. A Participant who has terminated a Deferral Election may, so long as such Participant remains an Eligible Member or has an Account with a positive balance, thereafter file a new Deferral Election in accordance with Section 2(a).

            (d) DEFERRAL OF INCENTIVE AWARDS. A Deferral Election may relate to all or any portion of the Incentive Awards otherwise payable to a Participant. If the amount of the part of any Incentive Award (other than dividend equivalent payments) subject to a Deferral Election is less than $1,000 (based on a valuation at the time the award would otherwise be paid), that Incentive Award will be paid currently and no credit relating to such Incentive Award will be made under the Plan.

            (e) DEFERRAL OF SALARY. A Deferral Election may relate to all or part of a Participant's salary; provided, however, that a Participant may not elect to defer salary in any Fiscal Year unless the Participant has elected to defer all of his or her awards under the Short Term Plan and any other bonus payments for such Fiscal Year.

            (f) DEFERRAL OF RETAINER PAYMENTS. A Director's Deferral Election may relate to all or part of the Retainer Payments otherwise payable to the Director.



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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


Notwithstanding Section 2(a), a newly-elected Director may deliver a Deferral Election to the Company within 30 days after his or her election, which Deferral Election shall be effective for all Retainer Payments after the date on which the Deferral Election is delivered to the Company.


      SECTION 3.       PARTICIPANT ACCOUNTS.

            (a) DEFERRED CASH EQUIVALENT ACCOUNT. (i) There shall be credited to a Participant's Deferred Cash Equivalent Account the following:

            (A) portions of Incentive Awards otherwise payable in cash and for which a Deferral Election specifies crediting under the Plan;

            (B) that portion of a Director's Retainer Payment for which a Deferral Election specifies crediting to the Participant's Deferred Cash Equivalent Account;

            (C) amounts related to salary for which a Deferral Election specifies crediting under the Plan;

            (D) amounts previously deferred into cash equivalent accounts under the Predecessor Plans and credited under this Plan, and

            (E)   Savings Plan Make-Up Credits.

            (ii) If the Savings Plan Make-up Credit for an Eligible Member for any Plan Year shall be greater than zero, the Deferred Cash Equivalent Account of such Eligible Member shall be credited with an amount equal to such Savings Plan Make-Up Credit at such time as the Administrator shall determine.

            (iii) Amounts credited to the Participant's Deferred Cash Equivalent Account shall bear interest as provided in Section 4 from the date the Incentive Award, Retainer Payment, salary or Savings Plan Make-Up Credits would otherwise have been paid to the Participant or paid or credited to the Savings Plan, as applicable. Interest shall be credited to Deferred Cash Equivalent Accounts at the end of each fiscal quarter of the Company.

            (b) DEFERRED SHARE EQUIVALENT ACCOUNT. (i) There shall be credited to a Participant's Deferred Share Equivalent Account the following:

            (A) portions of Incentive Awards otherwise payable in Shares and for which a Deferral Election specifies crediting under the Plan;



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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (B) that portion of a Director's Retainer Payment for which a Deferral Election specifies crediting to the Participant's Deferred Share Equivalent Account; and

            (C) amounts previously deferred into share equivalent accounts under the Predecessor Plans and credited under this Plan.

            (ii) Cash amounts credited to a Participant's Deferred Share Equivalent Account shall be converted to the number of Share equivalents determined by dividing such cash amount by the Conversion Price. In addition, the Participant's Deferred Share Equivalent Account shall be credited on each dividend payment date for Shares, with an amount equal to the number of Shares that could be purchased at the Conversion Price with dividends that would have been payable on the number of Shares equal to the number of Share equivalents in the Participant's Deferred Share Equivalent Account on the record date for such dividend. "Conversion Price" means the average of the daily high and low sale prices of Shares on the NYSE for the period of five trading days ending on the date such amount otherwise would have been paid to the Participant or, in the case of a dividend equivalent, on the dividend payment date, or the period of five trading days immediately preceding such applicable date if the NYSE is closed on such applicable date.

            (iii) In the event of any change in outstanding Shares by reason of any stock dividend or stock split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Board shall make such adjustments, if any, that it deems appropriate in the number of Share equivalents then credited to Participants' Deferred Share Equivalent Accounts. Any and all such adjustments shall be within the sole discretion of the Board and its decision in regard to such adjustments shall be conclusive, final and binding upon all parties concerned.

            (c) LIFE INSURANCE PLAN. A Participant may direct the Committee to apply all or a portion of the Participant's Account toward the satisfaction of the Participant's obligations under Section 3.02 of the Lucent Technologies Inc. Voluntary Life Insurance Plan. Any such direction (i) must be made at least twelve (12) months before the date on which the portion of the Participant's Account so directed would otherwise be payable under the terms of the governing Payment Election or Redeferral Election, (ii) must be made first from any available interest in the Deferred Cash Equivalent Account, and only then from any available interest in the Deferred Share Equivalent Account, (iii) shall be irrevocable upon delivery to the Administrator; and (iv) shall reduce the amount credited to a Participant's Account and the Company's obligation under this Plan to the extent of such satisfaction. The Participant's interest in the Deferred Share Equivalent Account shall be applied in accordance with this Section 3(c) on the basis of the Conversion Price determined on the date of such application.




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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


      SECTION 4.       DEFERRED CASH EQUIVALENT ACCOUNT INTEREST RATE.

            (a) INTEREST RATE GENERALLY. The interest rate to be accrued on a Participant's Deferred Cash Equivalent Account shall be such rate as is determined, from time to time, by the Board. Such rate may be applied by the Board to a Participant's existing balance in a Deferred Cash Equivalent Account or to amounts subsequently credited to such Participant's Account. The determination by the Board pursuant to this Section 4 shall be within its sole discretion and its decision shall be conclusive, final and binding upon all parties concerned.

            (b) INTEREST RATE FOLLOWING TERMINATION WITHOUT THE COMPANY'S CONSENT. Notwithstanding Section 4(a), with respect to amounts credited to the Deferred Cash Equivalent Accounts of Officers and Other Participants who terminate employment (other than by death or disability) under circumstances that the Administrator determines are not in the interests of the Company, the effective annual rate of interest following the date of such termination of employment shall be the one-year U.S. Treasury note rate.


      SECTION 5.       PAYMENTS FOLLOWING DEATH.

            (a) FORM OF PAYMENT. A Participant may deliver a Beneficiary Election to the Administrator electing that, in the event the Participant should die before full payment of all amounts credited to the Participant's Account, the balance of the Account shall be distributed in one payment or in some other number of approximately equal annual installments (not exceeding five (5)) to the person(s) designated in the Beneficiary Election. In the event that a Participant fails to designate such a beneficiary, or the beneficiary(ies) predecease(s) him, payment following the death of the Participant shall be made to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's estate. The first installment (or the single payment if the Participant has so elected) shall be paid on the first day of the calendar quarter next following the month of death; provided, however, that the Administrator may, in his or her sole discretion, direct that the first installment (or the single payment) shall be paid on the first day of the Fiscal Year next following the date of death.

            (b) CHANGE OF BENEFICIARY DESIGNATION. The elections referred to in
Section 5(a), including the designation of a beneficiary or beneficiaries, may be changed by a Participant at any time by delivering a new Beneficiary Election to the Administrator.


      SECTION 6.       PAYMENTS.





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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (a) COMMENCEMENT OF BENEFITS. (i) At the time a Participant makes a Deferral Election, the Participant shall also make an election under Section 6(a)(ii) with respect to the distribution of the amounts credited to such Participant's Account pursuant to such Deferral Election (each such election, a "Payment Election"). Any similar election related to the distribution of deferred amounts under the Predecessor Plans which has not been modified or terminated shall be deemed a Payment Election under this Plan. A Participant may, at any time earlier than twelve (12) months prior to the date on which a distribution of a portion (or all) of a Participant's Account would be payable under the terms of such Payment Election, submit a written election to the Company requesting that the initial distribution date be further deferred (hereinafter a "Redeferral Election"). A Participant may make a single Redeferral Election with respect to each Payment Election, and the Redeferral Election shall supersede the Payment Election and be irrevocable upon delivery to the Administrator.

            (ii) Each Payment Election shall specify whether payments related to Account balances other than Savings Plan Make-Up Credits shall commence (i) on the first day of the calendar quarter next following the month in which the Participant attains the age specified in such election, which age shall not be earlier than 55 or later than 70, (ii) on the first day of the calendar quarter next following the month in which the Participant retires from a Participating Company or otherwise terminates employment (including termination of service as a member of the Board) with any Participating Company (except for a transfer to another Participating Company); provided, however, that the Administrator may, in his or her sole discretion, direct that the Participant's benefits shall commence on the first day of the Fiscal Year next following the date of retirement or other termination of employment, or (iii) on the first day (the "First Day") of the calendar year next following the calendar year in which the Participant retires from a Participating Company or otherwise terminates employment (including termination of service as a member of the Board) with any Participating Company (except for a transfer to another Participating Company); provided, however, that the Administrator may, in his or her sole discretion, direct that the Participant's benefits shall commence on the first day of the Fiscal Year next following the First Day.

            (iii) Notwithstanding the foregoing, amounts credited to a Participant's Account as Savings Plan Make-Up Credits or earnings thereon shall be distributed in one payment following the Participant's termination of employment.

            (b) FORM OF DISTRIBUTIONS. Amounts credited to a Participant's Deferred Cash Equivalent Account shall be distributed in cash. Amounts credited to a Participant's Deferred Share Equivalent Account as Share equivalents shall be distributed in the form of an equal number of Shares, unless the Company shall determine that payment of an equivalent cash amount is necessary or convenient for its purposes.

            (c) PAYMENT PERIOD. (i) A Participant may elect in a Payment Election to receive the amounts credited to the Participant's Account other than Savings Plan



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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


Make-Up Credits in one payment or in some other number of approximately equal annual installments (not exceeding ten (10) or such longer period as approved by the Committee, in individual cases), provided, however, that the number of annual installments may not extend beyond the life expectancy of the Participant, determined as of the date the first installment is paid.

            (ii) Installments subsequent to the first installment to the Participant, or to a beneficiary or to the Participant's estate, shall be paid on the first day of the applicable calendar quarter in each succeeding calendar year until the entire amount credited to the Participant's Account shall have been paid. Prior to distribution, Accounts shall continue to receive credits under Section 3(a)(ii) and Section 3(b)(ii).

            (d) ACCELERATION OF PAYMENT FOR SEVERE FINANCIAL HARDSHIP. In the event a Participant, or the Participant's beneficiary after the Participant's death, incurs a severe financial hardship, the Administrator may, in his or her sole discretion, accelerate or otherwise revise the payment schedule for the Participant's Account to the extent reasonably deemed necessary to eliminate or alleviate the severe financial hardship. For the purpose of this Section 6(d) a severe financial hardship must have been caused by an accident, illness or other event beyond the control of the Participant or, if applicable, the beneficiary.

            (e) IMMEDIATE DISTRIBUTION OF DEFERRED CASH EQUIVALENT ACCOUNT BALANCE. A Participant may at any time elect to receive a distribution of all or any portion of the balance in his or her Deferred Cash Equivalent Account. Amounts credited to Deferred Share Equivalent Accounts shall not be available for distribution under this Section 6(e). Requests for distributions shall be submitted in writing (on a form prescribed by the Administrator for such purpose) to the Administrator. Distributions from the Participant's Deferred Cash Equivalent Account pursuant to this Section 6(e) will at all times be subject to (i) reduction for applicable tax withholdings pursuant to Section 9(h), and (ii) a reduction in the amount paid equal to six percent (6%) of the amount requested. Distributions pursuant to this Section 6(e) shall be payable in a single lump sum, in cash, within thirty (30) days of submission of the completed form.

            (f) IMMEDIATE DISTRIBUTION OF ACCOUNT BALANCE FOLLOWING CERTAIN TERMINATIONS OF EMPLOYMENT. Notwithstanding any contrary election pursuant to this Section 6, the entire amount then credited to a Participant's Account shall be paid immediately in a single payment (A) if the Participant is discharged for cause by his or her Participating Company, (B) if the Administrator determines that the Participant engaged in misconduct in connection with the Participant's employment with the Participating Company, (C) if the Participant terminates employment under circumstances that the Administrator determines are not in the interest of the Company, or (D) if the Participant without the consent of the board of directors of his or her Participating Company, during either the Participant's period of employment with a Participating Company or the nine (9) month period following termination for any




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               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN



reason of the Participant's employment with a Participating Company, on behalf of any competitor of the Company (x) renders any services relating to: (1) strategic planning, research and development, manufacturing, marketing, or selling with respect to any product, process, material or service which resembles, competes with, or is the same as a product, process, material or service of the Company about which the Participant gained any proprietary or confidential information or on which the Participant worked during the three (3) years prior to termination of employment, or (2) any actual or potential customer of Lucent about whom the Participant gained any proprietary or confidential knowledge or with whom the Participant worked during the three (3) years prior to termination of employment, or (y) solicits or offers, or induces or encourages others to solicit or offer, employment to any employee of the Company.


      SECTION 7 .       CHANGE IN CONTROL.

            (a) Notwithstanding any Payment Election, a Participant may, prior to the earlier of a Change in Control or September 30, 1998, deliver a Change in Control Election to the Administrator, electing to have the aggregate amount credited to the Participant's Account both before and after the filing of such Change in Control Election paid in one lump-sum payment as soon as practicable following a Change in Control, but in no event later than 90 days after such Change in Control. Notwithstanding any Payment Election, any person who becomes a Participant after September 30, 1998, may file a written notice with the Administrator within 90 days of becoming a Participant, electing to have the aggregate amount credited to the Participant's Account paid in one lump-sum payment as soon as practicable following a Change in Control, but in no event later than 90 days after such Change in Control.

            (b) A Participant may, prior to the earlier of a Change in Control or the beginning of the Fiscal Year in which the election is to take effect, deliver a Change in Control Election to the Administrator, electing to have the aggregate amount credited to the Participant's Account, in all Fiscal Years commencing with the first Fiscal Year beginning after the date the Change in Control Election is delivered to the Administrator, paid in one lump-sum payment as soon as practicable following a Change in Control, but in no event later than 90 days after such Change in Control. Amounts credited to the Participant's Account prior to the effective date of such Change in Control Election shall not be affected by such Change in Control Election and shall be distributed following a Change in Control in accordance with any prior Change in Control Election or, if the Participant has not made a Change in Control Election, in accordance with the Plan.

            (c) A Participant may, prior to the earlier of a Change in Control or the beginning of any Fiscal Year, deliver a written notice to the Administrator revoking any Change in Control Election with respect to amounts credited to the Participant's Account in Fiscal Years commencing after the written notice is delivered. Amounts credited to the Participant's Account prior to the effective date of the written notice

               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


delivered pursuant to this Section 7(c) shall not be affected by such written notice and shall be distributed following a Change in Control in accordance with any existing Change in Control Election or, if the Participant has not made a Change in Control Election, in accordance with the Plan.


      SECTION 8.       ADMINISTRATION.

            (a) ADMINISTRATION. The Administrator shall have the authority to administer and to interpret the Plan.

            (b) RESPONSIBILITIES AND POWERS OF THE ADMINISTRATOR. In administering the Plan, the Administrator shall have the following responsibilities:

            (1) To administer the Plan in accordance with the terms hereof, and to exercise all powers specifically conferred upon the Administrator hereby or necessary to carry out the provisions hereof;

            (2) To construe this Plan, which construction shall be conclusive, correct any defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

            (3) To determine in his or her sole discretion the amount of benefits payable to Participants under the Plan. Any interpretation or determination made by the Plan Administrator pursuant to its discretionary authority shall be final and binding on the Company, any Participant, and any other affected party; and

            (4) To keep all records relating to Participants and such other records as are necessary for proper operation of the Plan.

            (c) ACTIONS OF THE ADMINISTRATOR. In carrying out the responsibilities set forth in Section 8(b):

            (1) The Administrator may adopt rules and regulations necessary for the administration of the Plan which are consistent with the provisions hereof.

            (2) All acts and decisions of the Administrator shall apply uniformly to all Participants in like circumstances. Written records shall be kept of all acts and decisions.

               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (3) The Administrator may delegate, in writing, any of his or her responsibilities and powers with respect to the Plan to another individual or individuals.

            (d) The Administrator shall have the right to hire, at the expense of the Company, such professional assistants and consultants as he or she, in his or her sole discretion, deems necessary or advisable, including but not limited to accountants, actuaries, consultants, counsel and such clerical assistance as is necessary for proper discharge of his or her duties hereunder.


      SECTION 9.       MISCELLANEOUS.

            (a) BENEFITS PAYABLE BY THE COMPANY. All benefits payable under this Plan constitute an unfunded obligation of the Company. Payments shall be made, as due, from the general funds of the Company or, in the case of Share payments, from newly issued Shares, Shares purchased in the market, treasury Shares or otherwise. The Company may, at its option, maintain one or more bookkeeping reserve accounts to reflect its obligations under the Plan and may make such investments as it may deem desirable to assist it in meeting its obligations. Any such investments shall be assets of the Company subject to the claims of its general creditors. No person eligible for a benefit under this Plan shall have any right, title to, or interest in any such investments. Nothing contained in this Section 9(a) shall limit the ability of the Company to pay benefits through one or more grantor trusts as provided in Section 9(b). Participants are general, unsecured creditors of the Company. This Plan constitutes a mere promise to pay benefits in the future.

            (b) GRANTOR TRUSTS. (i) The Company shall create a grantor trust or utilize an existing grantor trust to assist it in accumulating the shares of Common Stock and cash needed to fulfill its obligations under this Plan to Directors (including former Directors), to which it shall be obligated to make contributions, no later than the date upon which any Potential Change in Control occurs, of a number of Shares and an amount of cash such that the assets of such trust are sufficient to discharge all of the Company's obligations under this Plan to Directors (including former Directors) accrued as of the date of the Potential Change in Control. While a Potential Change in Control is pending and after any Change in Control, the Company shall be obligated to make additional contributions at least once each fiscal quarter to the extent necessary to ensure that the assets of such trust remain sufficient to discharge all such obligations accrued as of the last day of such fiscal quarter. If a Potential Change in Control occurs but ceases to be pending without the occurrence of a Change in Control or a subsequent Potential Change in Control then the Company shall be permitted (but not required) to cause the trustee of such trust to distribute any or all of the assets of the Trust to the Company.

               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN


            (ii) The Company may create a grantor trust or utilize an existing grantor trust to assist it in accumulating the Shares and cash needed to fulfill its obligations under this Plan to Participants who are not Directors (or former Directors). The Board shall determine whether it is necessary or desirable to create such a trust and to deposit Shares and cash in such trust to enable the Company to meets its obligations under this Plan and the extent of any such deposit to such trust.

            (iii) Participants shall have no beneficial or other interest in any trust referred to in this Section 9(b) and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence of any trust, except that payments to Participants from any such trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Plan.

            (c) OBLIGATION FOR PAYMENT OF BENEFITS. The obligation to make a distribution of amounts credited to a Participant's Account shall be borne by the Participating Company which otherwise would have paid such amounts currently. However, the obligation to make a distribution with respect to Accounts which are related to amounts credited under a Predecessor Plan, and with respect to which no Participating Company would otherwise have paid the related award or deferred amount currently, shall be borne by the Participating Company to which the Participant was assigned on October 1, 1996.

            (d) AMENDMENT OR TERMINATION. (i) The Board may amend the Plan or terminate the Plan at any time, but such amendment or termination shall not adversely affect the rights of any Participant, without his or her consent, to any benefit under the Plan to which such Participant may have previously become entitled prior to the effective date of such amendment or termination. The Administrator with the concurrence of the General Counsel of the Company or his delegate shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes). Any amendment to the Plan by the Board shall be made in writing, with or without a meeting, or shall be made in writing by the Administrator, to the extent of the aforementioned authorization.

            (ii) If the Plan is terminated, a valuation shall be made of each Participant's Account balance as of the Plan termination date. The amount of such Account balance shall be payable to the Participant at the time it would have been payable under Section 5 and Section 6 had the Plan not been terminated; provided, however, that the Committee may elect instead to immediately distribute all Participants' Account balances in lump sums upon termination of the Plan.

            (e) ENTIRE AGREEMENT. This Plan constitutes the entire agreement of the Company with respect to the benefits provided herein and cannot be modified orally or in any writing other than as set forth in Section 9(d).

               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN



            (f) PAYMENTS TO INCOMPETENTS. If a Participant entitled to receive any benefits hereunder is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such Participant or to such other legally appointed person as the Administrator may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

            (g) BENEFITS NOT TRANSFERABLE. The right of any person to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation or assignment and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, or disposition shall be null and void.

            (h) TAX WITHHOLDING. The Company is authorized to withhold from any Account or payment due under the Plan the amount of applicable withholding taxes in respect of such payment or Account and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such federal,

               LUCENT TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN




            state or other governmental entity tax obligation.

            (i) GOVERNING LAW. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware.



            IN WITNESS WHEREOF, the Company has caused this Plan, as amended, to be executed on this __ day of _________, 1998.

For Lucent Technologies Inc.

By:   __________________________
      Curtis R. Artis
      Senior Vice President, Human Resources